Exhibit 1.1

EXECUTION VERSION

1,666,667 Shares

IRIDEX CORPORATION

Common Stock

UNDERWRITING AGREEMENT

September 13, 2018

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representative of the Several Underwriters

named in Schedule I hereto

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

IRIDEX Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) an aggregate of 1,666,667 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (“Common Stock”). The Company also proposes to sell to the several Underwriters, at the option of the Underwriters, exercisable for 30 days from the date of the Prospectus (as defined below), up to an additional 250,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

The Company confirms as follows its agreements with the Representative and the several other Underwriters.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-213094), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(ii) At the time of the filing of the Initial Registration Statement with the Commission and as of the date hereof, the conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1, were and have been satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on August 26, 2016. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission other than such documents as have been subsequently incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and any Rule 430B Information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Disclosure Package (as defined below) at the Applicable Time complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 9(b).

(iv) Each part of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment thereto, at the time that such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), and at the applicable Time of Delivery (as defined below), and the Prospectus, as of its date and at the applicable Time of Delivery, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act (with respect to the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act) and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, and at the applicable Time of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 9(b).

(v) Neither (i) any Issuer General Free Writing Prospectus(es) issued at or prior to the Applicable Time and set forth on Schedule II, the Statutory Prospectus (as defined below) at the Applicable Time and the information set forth on Schedule III at the Applicable Time, all considered together (collectively, the “Disclosure Package”); nor (ii) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the

Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 9(b). As used in this paragraph and elsewhere in this Agreement:

(a) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the Prospectus. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(b) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company; or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(c) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(d) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(vi) Each Issuer Free Writing Prospectus, as of its issue date and at the applicable Time of Delivery, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 9(b).

(vii) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the applicable Time of Delivery, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(viii) The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries (as defined below), considered as one enterprise (a “Material Adverse Effect”).

(x) Each subsidiary of the Company (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except for capital stock or other ownership interests owned by other persons as specified in Exhibit 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi) The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.

(xii) The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights that have not been duly waived.

(xiii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) The issue and sale of the Shares, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) result in any violation of the provisions of the certificate of incorporation or by-laws (or other organizational documents) of the Company or any of the Subsidiaries or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except, in the case of clauses (1) and (3) for any such conflict, violation, breach or default that would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by FINRA or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(xv) BPM LLP, who have certified certain consolidated financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States). The consolidated financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement, the Disclosure Package and the

Prospectus at the respective dates or for the respective periods to which they apply; such consolidated financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. Except as otherwise included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the Securities Act or the Rules and Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents in all material respects the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvi) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or, to the knowledge of the Company, court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (1) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon the exercise of outstanding stock options, or the grant options, restricted stock or other equity-based awards under Company’s existing equity incentive plans, the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, as described in the Disclosure Package) or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Disclosure Package.

(xvii) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate of incorporation or bylaws (or other organizational documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (including, without limitation, those administered by the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xviii) Each of the Company and each Subsidiary has good and marketable title to all real (in fee simple) and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(xix) Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are not, to the Company’s knowledge, any legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Disclosure Package and the Prospectus, including any proceeding before the FDA or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation); and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of medical devices or materials, except where noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xx) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) necessary to conduct the businesses now operated by them, except where the failure to possess such permit, license, approval, consent or authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or material modification of any such Permits.

(xxi) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess, have license to, or believe they could reasonably obtain on commercially reasonable terms, the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, except, where the failure to so own or possess, or to obtain on commercially reasonable terms, would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe any valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its Subsidiaries. To the Company’s knowledge, the Company and its Subsidiaries’ respective businesses as now conducted do not give rise to any infringement of any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Registration Statement, the Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with its terms, except, where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has complied in all material respects with, and is not in material breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any material breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no written claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all commercially reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements, except, where such failure would not, individually or in the aggregate, have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has at all times materially complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No written claims have been asserted or threatened against the Company alleging a material violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes commercially reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company has taken all commercially reasonable actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

(xxii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(xxiii) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiv) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries in all material respects. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles and is updated as reasonably necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in, or incorporated by reference into, the Registration Statement at the respective dates or for the respective periods to which they apply.

(xxv) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that are designed to ensure compliance with the requirements of the Exchange Act, and such disclosure controls and procedures are effective.

(xxvii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for cases in which the failure to pay such taxes, individually or in the aggregate, would not result in a Material Adverse Effect, or, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxviii) To the Company’s knowledge, there are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xxix) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.

(xxx) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company or any Subsidiary and each of its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(xxxi) Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and its Subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, which rights have not been duly waived in writing.

(xxxiii) The Company is not and, immediately after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(xxxiv) The Company has not distributed and, prior to the later to occur of the Closing Date or Option Closing Date, as the case may be (as defined in Section 4 hereof), and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Preliminary Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

(xxxv) The statistical and market and industry-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxxvi) The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Disclosure Package made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

(xxxvii) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(xxxviii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of its directors or officers to comply in all material respects with any provisions of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply, and it is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which the Company is not required to comply with, that are reasonably expected to be applicable to the Company after the date of this Agreement.

(xxxix) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s or any of its Subsidiaries’ officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(xl) The Shares have been approved for listing subject to notice of issuance on the Nasdaq Global Market.

(xli) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market under the ticker symbol “IRIX”. The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the Nasdaq Global Market.

(xlii) There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been described as required.

(xliii) The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any current Company Studies or Trials, the termination, suspension or material modification of which would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company Studies and Trials. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject, to the extent such parties are subject to the statures, rules regulation and policies of the FDA or comparable regulatory agency outside of the United States.

(xliv) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries (i) has any material lending or other relationship with any Underwriter or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Underwriter.

(xlv) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $5.64 per share (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to 250,000 Option Shares, exercisable for 30 days from the date of the Prospectus, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Company will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to the account specified by the Company at the office of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York, at 10:00 a.m., New York time, on September 18, 2018, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to the account specified by the Company at the above office of Goodwin Procter LLP, at 10:00 a.m., New York time on the applicable Option Closing Date.

Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 a.m., New York time on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second New York Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations under the Securities Act; during the period beginning on the date hereof and ending on the later of (i) the applicable Time of Delivery, (ii) the date, as determined in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 of the Securities Act) in connection with the sales by an underwriter or a dealer, or (iii) the completion of the distribution of the Shares (the “Prospectus Delivery Period”), to furnish to the Underwriters for review a copy of any proposed amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus; to make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus during the Prospectus Delivery Period to which the Underwriters or their counsel reasonably objects; during the Prospectus Delivery Period, to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; during the Prospectus Delivery Period, to advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; and to use its best efforts to prevent, and to promptly use its best efforts to obtain the withdrawal of, any such order.

(b) During the Prospectus Delivery Period, to comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions of this Agreement, the Disclosure Package and the Prospectus; if, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly notify the Underwriters and to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(c) The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to (i) qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(d) To furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement; provided that the Company will be deemed to have made generally available such earnings statements to the extent they are filed on EDGAR.

(f) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(g) The Company will use its commercially reasonable efforts to effect and maintain the listing for quotation of the Shares on the Nasdaq Global Market.

(h) During the period commencing on and including the date hereof and ending on and including the ninetieth (90th) day following the date of this Agreement (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Shares) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue the Shares, (ii) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the Disclosure Package or the Prospectus (including the issuance of shares of Common Stock upon the exercise of any such equity based awards); (iii) issue Common Stock pursuant to the conversion of securities or debt or the exercise of warrants, which securities, debt or warrants are outstanding on the date hereof and described in the Disclosure Package or the Prospectus; (iv) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(i) The Company, during the Prospectus Delivery Period, will file all documents and reports required to be filed with the Commission and the Nasdaq Global Market pursuant to the Exchange Act within the time periods required by the Exchange Act or the Nasdaq Global Market and the rules and regulations of the Commission thereunder.

(j) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company will be deemed to have furnished such reports and financial statements to the extent they are filed on EDGAR.

(k) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(l) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(m) The Company shall use commercially reasonable efforts to maintain, at its expense, a registrar and transfer agent for the Shares.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or, when considered together with the information in the Disclosure Package and other Issuer Free Writing Prospectuses, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and its other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the Nasdaq Global Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; (x) all other costs and expenses incurred by the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and (xi) the fees and documented out-of-pocket expenses of the Underwriters, including the fees and expenses of counsel to the Underwriters, in an amount not to exceed $125,000 in the aggregate (inclusive of the fees and expenses of counsel set forth in clauses (iv) and (vi) herein and any travel expenses incurred by or on behalf of the Underwriters).

8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations in connection with the offering of the Shares, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(b) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and except as described in the Registration Statement, the Disclosure Package and the Prospectus, (1) there shall not have been any change in the capital stock (other than the issuance of shares of Common Stock upon the exercise or conversion of securities described as outstanding in, or the grant options, restricted stock or other equity-based awards under Company’s existing equity incentive plans described in, the Registration Statement, the Disclosure Package and the Prospectus) or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company or any of its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(d) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(e) On the Closing Date or Option Closing Date, as the case may be, Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, shall have furnished to the Representative their favorable written opinion and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters and set forth on Exhibit B attached hereto.

(f) On the Closing Date or Option Closing Date, as the case may be, Kilpatrick Townsend & Stockton LLP, intellectual property counsel for the Company, shall have furnished to the Representative their favorable written opinion and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters and set forth on Exhibit C attached hereto.

(g) On the date of this Agreement, BPM LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h) On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from BPM LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(i) On the Closing Date or Option Closing Date, as the case may be, Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to the Representative their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(l) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, from all officers and directors of the Company, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(m) [Reserved.]

(n) On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received a certificate from the Secretary of the Company certifying such documents and other matters as the Representative may reasonably request.

(o) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(p) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.

The certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Goodwin Procter LLP, counsel for the Underwriters.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Rule 430B Information and any other information deemed to be part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable), or any post-effective amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information in the fifth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus.

(c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of such counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel

(in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Select

Market, the Nasdaq Global Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (other than solely by reason of the failure of any Underwriter to perform its obligations hereunder), or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than solely by reason of the failure of any Underwriter to perform its obligations hereunder) or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Stifel, Nicolaus & Company, Incorporated, 787 Seventh Avenue, New York, New York 10019 (fax no.: (212) 682-3778), Attention: General Counsel; with a copy to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 (fax no.: (212) 355-3333); Attention: Thomas S. Levato, Esq. Notices to the Company shall be given to it at Iridex Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043 (fax no.: (650) 940-4710), Attention: William M. Moore; with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 (fax no.: (650) 493-6811), Attention: Philip H. Oettinger, Esq.

15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

IRIDEX CORPORATION

By:	/s/ Atabak Mokari
Name: Atabak Mokari
Title: CFO

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Brian Kim
Name: Brian Kim
Title: Managing Director

For itself and as Representative of the

other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	1,333,334
Roth Capital Partners, LLC	333,333

Total:	1,666,667

SCHEDULE II

Free Writing Prospectuses

None.

SCHEDULE III

Pricing Information

Public Offering Price Per Share: $6.00

Number of Firm Shares Offered: 1,666,667

Underwriting Discount: 6.0%

Firm Shares Time of Delivery: September 18, 2018

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXECUTION VERSION

LOCK-UP AGREEMENT

August             , 2018

STIFEL, NICOLAUS & COMPANY, INCORPORATED

    As Representative of the Several Underwriters

787 Seventh Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Iridex Corporation, a Delaware corporation (the “Company”), and the several underwriters named therein (the “Underwriters”) for whom Stifel, Nicolaus & Company, Incorporated is acting as representative (the “Representative”).

As an inducement to the Representative to execute the Underwriting Agreement on behalf of the Underwriters in connection with the proposed public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus supplement used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse, domestic partner or immediate family member of the spouse, domestic partner or the undersigned living in the undersigned’s household, any partnership, corporation, limited liability company or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse, domestic partner or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative, which consent may be withheld in the Representative’s sole discretion. For purposes of this Agreement, “immediate family member” shall mean any relation by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions shall not apply to (A)(i) transactions relating to securities acquired in open market transactions after the Public Offering Date and (ii) transfers or other dispositions of shares of Common Stock purchased by the undersigned in the offering contemplated by the Underwriting Agreement, provided that, in the case of any transactions pursuant to the preceding clauses (A)(i) and (ii), no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made; or (B)(i) bona fide gifts by the undersigned, (ii) transfers of Common Stock or any security convertible into or exercisable for Common Stock to an immediate family member, an immediate family member of a domestic partner or a trust for the benefit of the undersigned, a domestic partner or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned, a domestic partner and/or one or more family members of the undersigned or the undersigned’s domestic partner in a transaction not involving a disposition for value, (iii) transfers of Common Stock or any security convertible into or exercisable for Common Stock upon death by will or intestate succession, and (iv) securities transferred to one or more affiliates of the undersigned and distributions of securities to partners, members or stockholders of the undersigned in a transaction not involving a disposition for value, provided that, in the case of any transactions pursuant to the preceding clauses (B)(i)-(iv), each resulting transferee of the Company’s securities agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto, and no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made.

In addition, the foregoing restrictions shall not apply to (A) the exercise of any option, warrant, restricted stock units or other right to acquire shares of Common Stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into securities of the Company, provided, however, that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement, (B) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Common Stock during the Lock-Up Period and the entry into such plan is not publicly announced or disclosed, including in any filing under the Exchange Act, or (C) the surrender or forfeiture of shares of Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards.

The undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of the Representative (which consent may be withheld in its sole discretion) (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.

This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the earliest of (i) such time as the Representative, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) termination of the Underwriting Agreement or (iii) on October 31, 2018, in the event the Underwriting Agreement has not been executed by that date (provided, however, that the Company may extend the October 31, 2018 date by up to three months with written notice to the undersigned prior thereto).

Very truly yours,

By:

Printed Name:

EXHIBIT B

OPINION & NEGATIVE ASSURANCE LETTER OF WILSON SONSINI GOODRICH & ROSATI, P.C.

EXHIBIT C

OPINION OF KILPATRICK TOWNSEND & STOCKTON LLP

(INTELLECTUAL PROPERTY COUNSEL TO THE COMPANY)

40